As filed with the Securities and Exchange Commission on August 18, 1999
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              TECH DATA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              --------------------

               FLORIDA                                           59-1578329
   -------------------------------                            ----------------
   (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

         5350 TECH DATA DRIVE
          CLEARWATER, FLORIDA                                       33760
----------------------------------------                         ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

                              --------------------

                  TECH DATA CORPORATION RETIREMENT SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                              --------------------
                               JEFFERY P. HOWELLS
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              5350 TECH DATA DRIVE
                            CLEARWATER, FLORIDA 33760
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (727) 539-7429
         -------------------------------------------------------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

                    PLEASE SEND COPIES OF COMMUNICATIONS TO:

                               LINA ANGELICI, ESQ.
                           SCHIFINO & FLEISCHER, P.A.
                        ONE TAMPA CITY CENTER, SUITE 2700
                              TAMPA, FLORIDA 33602
                                 (813) 223-1535

                              --------------------

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================

                                                              PROPOSED            PROPOSED
                                            AMOUNT             MAXIMUM             MAXIMUM           AMOUNT OF
      TITLE OF EACH CLASS OF                 TO BE         OFFERING PRICE         AGGREGATE        REGISTRATION
    SECURITIES TO BE REGISTERED        REGISTERED (1)(2)    PER UNIT (3)     OFFERING PRICE (3)         FEE
--------------------------------------------------------------------------------------------------------------------
  Common Stock, $.0015 Par Value       500,000 Shares          $32.50            $16,250,000          $4,518
====================================================================================================================

(1) The amount being registered includes an indeterminate number of shares of Common Stock which may be issuable as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Tech Data Corporation Retirement Savings Plan.

(3) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) based upon the average of the high and low price of the Common Stock on the Nasdaq National Market System on August 16, 1999, namely $32.50.

================================================================================

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         By this reference, the following documents filed or to be filed by Tech Data Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated into and made a part of this Registration
Statement:

         1. The Company's Annual Report on Form 10-K/A for the fiscal year ended January 31, 1999, as filed with the Commission on June 1, 1999.

         2. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999, as filed with the Commission on May 3, 1999.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999, as filed with the Commission on June 14, 1999.

         4. The Company's Definitive Proxy Statement for the 1999 Annual Meeting of Shareholders, as filed with the Commission on May 25, 1999.

         5. The description of the Company's Common Stock set forth on pages 15 and 16 of the Company's Prospectus dated April 23, 1986, as filed with the Commission under Rule 424(b) of the Securities Act of 1933, as amended, which was a part of the Company's Registration Statement on Form S-1 (Registration Statement No. 33-4135) and which was incorporated by reference in the Company's Registration Statement on Form 8-A as filed with the Commission under the Securities Exchange Act of 1934, as amended (File No. 0-14625).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1943, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The Company's Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock issuable by the Company under its Retirement Savings Plan will be passed upon for the Company by Schifino & Fleischer, P.A., Tampa, Florida. Members of such firm do not own any shares of the Company's outstanding Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Company's By-Laws include the following provisions:


                                  ARTICLE NINE
                                 INDEMNIFICATION

         9.1 Under the circumstances prescribed in Section 9.3 and 9.4, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (include attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

         9.2 Under the circumstances prescribed in Section 9.3 and 9.4, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person if fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

         9.3 To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         9.4 Except as provided in Section 9.3 and except as may be ordered by a court, any indemnification under Sections 9.1 and 9.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 9.1 and 9.2. Such a determination shall be made (1 ) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the affirmative vote of a majority of the shares entitled to vote thereon owned by persons who were not parties to such action, suit or proceeding.

         9.5 Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon a preliminary determination following one of the procedures set forth in Section
9.4 that the Director, officer, employee or agent met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 or as authorized by the Board of Directors in the specific case and, in either event, upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section.

         9.6 The Corporation shall have the power to make any other or further indemnification of any of its Directors, officers employees, or agents, under any By-Law, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, except an indemnification against gross negligence or willful misconduct.

         9.7 The indemnification provided by this Article Nine shall continue as to a person who has ceased to be a Director, employee or agent and shall inure to the benefit of the heirs, executors or administrators of such a person.

         9.8 The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against himself and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Nine.

         9.9 If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholder or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, no later than the next annual meeting of shareholders unless such a meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver personally or send by first class mail to its shareholders of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company undertakes, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and agrees to be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         Registrant has submitted the Plan and all amendments thereto to the Internal Revenue Service (the "IRS"), and has made all changes required by the IRS in order to qualify the Plan. The registrant hereby undertakes to submit, in a timely manner, all future amendments to the Plan, if any, and to make all changes required by the IRS in order to maintain qualification of the Plan.

         EXHIBIT NO.   DESCRIPTION OF EXHIBITS
         -----------   -----------------------

           4.1(1)      Tech Data Corporation Retirement Savings Plan;
           4.2(2)      Articles of Incorporation of the Company, as amended to
                       April 23, 1986.
           4.3(3)      Articles of Amendment to Articles of Incorporation of the
                       Company filed on August 27, 1987.
           4.4(4)      Articles of Amendment to Articles of Incorporation of the
                       Company filed on July 15, 1993.
           4.5(5)      By-Laws of the Company, as amended to November 28, 1995.

           4.6(6)      Specimen of Certificate of the registrant's Common Stock,
                       par value $.0015 per share.
           5(1)        Opinion of Schifino & Fleischer, P.A., regarding legality
                       of the securities.
           23.1(1)     Consent of Schifino & Fleischer, P.A., appears in its
                       opinion filed as Exhibit 5 hereto.
           23.2(1)     Consent of PricewaterhouseCoopers LLP, independent
                       accountants.
           24(1)       Powers of Attorney, included on signature pages.

---------------

           1      Filed herewith.
           2      Incorporated by reference to the Exhibits included in the
                  Company's Registration Statement on Form S-1, File No.
                  33-4135.
           3      Incorporated by reference to the Exhibits included in the
                  Company's Registration Statement on Form S-1, File No.
                  33-21997.
           4      Incorporated by reference to the Exhibits included in the
                  Company's Form 10-K for the year ended January 31, 1994, File
                  No. 0-14625.
           5      Incorporated by reference to the Exhibits included in the
                  Company's Form 10-K for the year ended January 31, 1996, File
                  No. 0-14625.
           6      Incorporated by reference to the Exhibits included in the
                  Company's Registration Statement on Form S-8, File No.
                  33-41074.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and
         (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on this 18th day of August, 1999.

                                          TECH DATA CORPORATION
                                               (Registrant)



                                          By  /s/ STEVEN A. RAYMUND
                                          --------------------------------------
                                          Steven A. Raymund
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffery P. Howells or Arthur W. Singleton, either of them, his true and lawful attorney-in-fact and agent, with full power and in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, and to file such registration statement and all such amendments or supplements, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

     SIGNATURE                                          TITLE                                      DATE
     ---------                                          -----                                      ----

/s/ STEVEN A. RAYMUND                      Chairman of the Board of Directors                  August 18, 1999
-------------------------                      and Chief Executive Officer
Steven A. Raymund

/s/ ANTHONY A. IBARGUEN                   President and Chief Operating Officer;               August 18, 1999
-------------------------                                Director
Anthony A. Ibarguen

/s/ JEFFERY P. HOWELLS            Executive Vice President and Chief Financial Officer         August 18, 1999
-------------------------                     (principal financial officer);
Jeffery P. Howells                                       Director

/s/ JOSEPH B. TREPANI                Senior Vice President and Corporate Controller            August 18, 1999
-------------------------                     (principal accounting officer)
Joseph B. Trepani

/s/ ARTHUR W. SINGLETON                  Vice President, Treasurer and Secretary               August 18, 1999
-------------------------
Arthur W. Singleton

/s/ CHARLES E. ADAIR                                    Director                               August 18, 1999
-------------------------
Charles E. Adair

/s/ MAXIMILIAN ARDELT                                   Director                               August 18, 1999
-------------------------
Maximilian Ardelt



/s/ DANIEL M. DOYLE                                     Director                               August 18, 1999
-------------------------
Daniel M. Doyle

/s/ EDWARD C. RAYMUND                                   Director                               August 18, 1999
-------------------------
Edward C. Raymund

/s/ DAVID M. UPTON                                      Director                               August 18, 1999
-------------------------
David M. Upton

/s/ JOHN Y. WILLIAMS                                    Director                               August 18, 1999
-------------------------
John Y. Williams


         THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the employee benefit plans have duly caused this registration statement to be signed on behalf of such plans by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on this 18th day of August, 1999.

                                          TECH DATA CORPORATION
                                          RETIREMENT SAVINGS PLAN

                                  By:     /s/ STEVEN A. RAYMUND
                                          --------------------------------------
                                          Steven A. Raymund
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION OF EXHIBITS
-----------   -----------------------

  4.1(1)      Tech Data Corporation Retirement Savings Plan;
  4.2(2)      Articles of Incorporation of the Company, as amended to April 23,
              1986.
  4.3(3)      Articles of Amendment to Articles of Incorporation of the Company
              filed on August 27, 1987.
  4.4(4)      Articles of Amendment to Articles of Incorporation of the Company
              filed on July 15, 1993.
  4.5(5)      By-Laws of the Company, as amended to November 28, 1995.
  4.6(6)      Specimen of Certificate of the registrant's Common Stock, par value $.0015 per share.
  5(1)        Opinion of Schifino & Fleischer, P.A., regarding legality of the securities.
  23.1(1)     Consent of Schifino & Fleischer, P.A., appears in its opinion filed as Exhibit 5 hereto.
  23.2(1)     Consent of Price Waterhouse Coopers LLP, independent accountants.
  24(1)       Powers of Attorney, included on signature pages.

---------------

  1      Filed herewith.
  2 Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 33-4135.
  3 Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 33-21997.
  4 Incorporated by reference to the Exhibits included in the Company's Registration Form 10-K for the year ended January 31, 1994, File No. 0-14625.
  5 Incorporated by reference to the Exhibits included in the Company's Form 10-K for the year ended January 31, 1996, File No. 0-14625.
  6 Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-8, File No. 33-41074.